UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2023
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
One Phipps Plaza, 3550 Peachtree Road, Suite 1100, Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of Novelis Inc. (the “Company”) held on May 9, 2023, Mr. Praveen Maheshwari was appointed to serve as a director of the Company, effective as of May 11, 2023. There were no arrangements or understandings pursuant to which Mr. Maheshwari was appointed as a director, and there are no related party transactions between the Company and Mr. Maheshwari reportable under Item 404(a) of Regulation S-K. Mr. Maheshwari will not initially serve on any of the Company’s Committees.
Mr. Maheshwari, 62, has been serving as Chief Financial Officer of Hindalco Industries Ltd. (“Hindalco”), the Company’s parent company, since December 2011. Mr. Maheshwari has also been a Whole Time Director of Hindalco since May 2016. Prior to joining Hindalco, Mr. Maheshwari was the Group CFO and Executive Director (Finance) at Bharat Forge, part of the Kalyani Group, an Indian conglomerate in the steel forging industry. Mr. Maheshwari has work experience of over four decades in various roles in different manufacturing companies and consulting firms in India. Mr. Maheshwari is a rank-holder chartered accountant from the Institute of Chartered Accountants of India and holds a post-graduate diploma in Management from The Indian Institute of Management, Ahmedabad. He is also a director on the Board of Directors of Utkal Alumina International Limited, a subsidiary of Hindalco.
Mr. Maheshwari will be entitled to receive compensation for his Board service in accordance with the Company’s standard compensation arrangements for directors as described in Amendment No. 1 on Form 10-K/A to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on June 3, 2022, under the caption “Director Compensation for Fiscal Year 2022.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: May 12, 2023	By:	/s/ Christopher Courts
	Name:	Christopher Courts
	Title:	Senior Vice President and General Counsel, Corporate Secretary and Compliance Officer